Exhibit 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (No. 333-261874 and 333-253258) on Form S-8, registration statement (No. 333-253259) on Form S-3, and registration statements (No.333-273177, 333-268763 and 333-266417) on Form S-1 of Benitec Biopharma Inc. of our report dated September 21, 2023, relating to the consolidated financial statements of Benitec Biopharma Inc., appearing in this Annual Report on Form 10-K of Benitec Biopharma Inc. for the year ended June 30, 2023.

/s/ BAKER TILLY US, LLP

Mountain View, California
September 21, 2023